[LETTERHEAD FOR MORRIS, LAING, EVANS, BROCK, & KENNEDY]

                         LAW OFFICES OF
          morris, laing, evans, brock & kennedy, chartered
       FOURTH FLOOR, 200 WEST DOUGLAS WICHITA, KANSAS 67202-3084
                (316) 262-2671 FAX: (316) 262-5991


                               June 18, 1997


MMR Investment Bankers
550 North 159th Street East
P. 0. Box 781440
Wichita, KS 67278-1440

     Re: Authorization of $2,500,000 First Mortgage Bond Issue; Front Range Assisted Living, L.L.C.

Gentlemen:

     We have represented Front Range Assisted Living, L.L.C. (hereinafter called "Company"), in connection with its proposed issuance of up to $2,500,000 of first mortgage bonds. The Company is a duly organized and existing limited liability company organized under the laws of Kansas. The correct name to be used on the first mortgage bonds and all legal instruments is Front Range Assisted Living, L.L.C.

     Effective April 28, 1997, the members of the Company signed
Resolutions authorizing the issuance of up to $2,500,000 of first mortgage bonds and the execution of certain instruments in connection with the bond issue by Robert A. Brooks, as Managing Member.

     I have duly examined the Articles of Organization and Amended and Restated Operating Agreement ("Operating Agreement") of the Company and find that the Resolutions passed effective April 28, 1997, a copy of which is attached hereto as Exhibit A and made a part of this Opinion, were passed in accordance with the Articles of Organization, Operating Agreement, and the laws of the State of Kansas, and I do hereby certify that said Resolutions constitute a valid and legal authorization for the issuance of up to $2,500,000 of first mortgage bonds for the purposes set out in said Resolutions and for the execution of a trust indenture, setting out the terms and conditions of the bond issue and placing a lien on the Company's real property in order to secure payment of the first mortgage bonds. I further certify the following person is the proper person to sign the trust indenture in accordance with the Articles of Organization and Operating Agreement of the Company:

      Name: Robert A. Brooks   Title: Managing Member.

Page 2
June 18, 1997



     I further certify that when the mortgage bonds have been issued, paid for by the purchaser, and signed by the Managing Member, the first mortgage bonds will be a legal and binding indebtedness of the Company.

     The opinions expressed above are subject in their entirety to (i) the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) the rights of the United States government under the Federal Tax Lien Act of 1966, as amended; and
(iii) the discretionary power of the courts to make available remedies of specific performances, injunctive relief or other equitable remedies. We express no opinion concerning the validity or priority of the lien of the deed of trust and understand that you are relying upon Utah counsel for that opinion.

     We are licensed to practice law in the State of Kansas, and this opinion is limited in all respects to Kansas law now in effect. This opinion is limited to the matters expressly stated herein, and no opinions may be implied or inferred beyond the matters stated.

     In giving this opinion we have assumed the authenticity of all signatures to the Operating Agreement and the Resolutions. Further, we have relied on certificates of public officials and the statements of the Managing Member where necessary to our opinion.

     This opinion is solely for the benefit of MMR Investment Bankers and its counsel and may not be quoted, circulated or published in whole or in part, without our express written consent.

                            Sincerely,


                            /S/Roger L. Theis

                            Roger L. Theis
                            For the Firm

RLT:mk

cc:      Robert A. Brooks

                 FRONT RANGE ASSISTED LIVING, L.L.C. (Issuer)

               RESOLUTIONS AUTHORIZING BONDED INDEBTEDNESS

     WHEREAS, FRONT RANGE ASSISTED LIVING, L.L.C. (hereinafter referred to as "The Company"), wishes to authorize the issuance of bonded indebtedness by The Company for the purpose of financing the construction of an assisted care living facility located at St. George, Utah.

     NOW, THEREFORE, BE IT RESOLVED, that the acts contained in these Resolutions shall constitute the acts of The Company:

1. RESOLVED, that The Company issue and sell first mortgage bonds in the aggregate amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) for the purpose of providing long-term financing for an assisted care living facility for senior citizens, and that the first revenue of The Company be appropriated and irrevocably assigned and pledged to pay the principal and all @est as the same shall come due, beginning with the initial six-month sinking fund payment being made on the first Monday following the date of issue, and thereafter making monthly deposits into the Sinking Funds in advance, and that the mortgaging of all of The Company property in St. George, Utah, to secure said bonds be authorized.

2 . RESOLVED, that the following individual, Robert A. Brooks, be appointed as agent and instructed to enter into an agreement with MMR Investment Bankers, Inc., and to approve the bond repayment schedule, the rate of interest, the type of bonds, the issue date and the date the bonds shall begin earning interest, the Paying Agent, the Registrar, the Independent Trustee, the Escrow Agent, the property to be mortgaged, the date of the Bond Program, as selected and/or approved by MMR Investment Bankers, Inc. and any other matters necessary to implement this bond issue.

3. RESOLVED, that MMR Investment Bankers, Inc., shall have the first right of refusal on any other financing involving the mortgaged property of The
Company for a period of three (3) years from the date of the agreement between The Company and MMR Investment Bankers, Inc.

4. RESOLVED, that all of the necessary instruments and documents pertaining to this bond issue, including, but not limited to, the Underwriting Agreement between The Company and MMR Investment Bankers, Inc., the Trust Indenture describing the terms and conditions of the issue, and related exhibits, and the offering statement shall be on forms furnished or approved by MMR Investment Bankers, Inc., and reviewed by an attorney at law retained by The Company, and shall be signed and delivered for and on behalf of the Company by Robert A. Brooks, Managing Member, who is hereby authorized by this Resolution, in accordance with the Operating Agreement and state law, to sign and deliver these documents and instruments on behalf of The Company.

5. RESOLVED, that Robert A. Brooks be designated agent and instructed to sign all necessary documents or certificates on behalf of The Company; to cause the issuance by The Company of the first mortgage bonds; to pledge, assign and mortgage the property.

                         EXHIBIT A
of The Company; to execute and deliver instruments pledging, assigning and mortgaging the property of the Company; to enter into and deliver an agreement with MMR Investment Bankers, Inc., as underwriter of the bonds, on such terms and conditions as he in his sole judgment deems advisable; to enter into and deliver a Trust Indenture on such terms and conditions as he in his sole judgment deems advisable; to sign the offering statement on behalf of the Company; and to do or cause to be done any and all other acts on behalf of The Company necessary or convenient in carrying out the foregoing acts and Resolutions.

6. RESOLVED, that Robert A. Brooks is hereby authorized to negotiate a construction loan and to borrow money in the amount of $ 1.8 million on behalf of The Company to fund the construction of the assisted care living facility to be built at St. George, Utah; to execute and deliver an agreement and promissory note and any and all other documents or instruments on behalf of The Company necessary or convenient to obtain such construction loan on the terms and conditions as he in his sole judgment deems advisable; to pledge, assign and mortgage the property of The Company to the lender in connection with obtaining the construction loan; and to execute and deliver instruments pledging, assigning and mortgaging the property of The Company in connection with the construction loan; and to do or cause to be done any and all other acts on behalf of The Company necessary or convenient in carrying out the foregoing acts and this Resolution.

7. RESOLVED, that these Resolutions shall take effect as of April 28, 1997, and shall be inserted and retained in The Company minute book.

8. RESOLVED, that the undersigned, on behalf of The Company, do hereby confirm and ratify all actions heretofore and hereafter taken by Robert A. Brooks on behalf of The Company hereby authorized or in furtherance thereof.

          NOW THEREFORE, we, the undersigned, being the all of the Members of The Company, do hereby consent to and ratify all the provisions of the foregoing Resolutions effective as of the 28th day of April, 1997.

          This document may be executed in copies or counterparts, each of which shall be deemed to be an original and each of which shall be binding upon the Members when executed and delivered by them, irrespective of whether a copy or counterpart is executed by any of the other Members. The signature and acknowledgment pages of all copies or counterparts may be assembled on one instrument for record-keeping purposes.



                        /S/Robert A. Brooks

                         ROBERT A. BROOKS


                         /S/Carol M. Brooks

                         CAROL M. BROOKS